Rathbourne Mercantile Ltd

AMENDMENT TO CONSULTING AGREEMENT

This AMENDMENT TO CONSULTING AGREEMENT (the "Amendment"), dated as of October 26, 2010, is entered into by and between C-Pharma, Inc. (herein referred to as the "Company"), having its' principal place of business at 9650-20 Avenue, Edmonton, Alberta T6N 1G1 Canada and Rathbourne Mercantile Ltd., (herein referred to as the "Consultant") having its' principal place of business at 700 Garden View Court, Suite 205, Encinitas, CA 92024.

RECITALS

A. Company and Consultant (the "Parties") previously entered into that certain Consulting Agreement, dated as of October 20, 2010 (the "Agreement").

B. The Parties desire to amend the Agreement in order to modify the compensation and required time commitments contained therein.

C. All capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually covenant and agree as follows:

1. Section 4 paragraph 2 is hereby amended and restated in its entirety to read as follows:

[1. Remuneration]

For undertaking this engagement and for other good and valuable consideration, the Company agrees to pay the Consultant an up-front non-refundable, non-negotiable retainer of $50,000.00 USD & 1,000,000 (ONE MILLION) shares of Cyplasin Biomedical Ltd.. The $50,000.00 USD will be broken down as: 25,000-30,000 Euros for the valuation of your company and the remainder going toward lodging, travel, and meals. This also includes the initial road show for C-Pharma, Inc.. This Payment should be received via bank wire & the stock via stock certificate:

AGREED TO:

"Company" C-PHARMA, INC.

Date: June 1/11 By: [signature]

Garth Likes, CEO

"Consultant" RATHBOURNE MERCANTILE LTD.

Date: 6-1-11 By: [signature]

Rodney Stoik, President